EXHIBIT NO. 10(c)

                      NOISE CANCELLATION TECHNOLOGIES, INC.


Verity Group PLC
Stonehill
Huntingdon  PE18 6ED

                                                             27 September 1997

Dear Sirs

This letter, when countersigned by Verity Group PLC ("Verity") shall constitute an agreement between Noise Cancellation Technologies, Inc. ("NCTI") and Verity in relation to the common stock purchase option granted by NCTI in favour of Verity dated 15 April, 1997 as executed by letter agreements dated respectively 15 April 1997 and 17 April 1997 (the "NCTI Option") and the Registration Rights Agreement between Verity and NCTI dated as at 15 April 1997 (the "RR
Agreement"). All capitalized terms used in this Agreement shall bear the meanings given thereto in the NCTI Option unless the context otherwise requires.

1.      Amendment of NCTI Option

        Effective the date hereof, the date on which the period from the exercise of purchase rights begins is amended from "the first anniversary of the date hereof" to the date hereof namely 27 September 1997.

        Except as provided in this Paragraph 1, all of the terms and conditions of the NCTI Option (other than the said date) are hereby ratified and confirmed and remain in full force and effect.

2.      Amendment of RR Agreement

        Effective the date hereof, the references in the RR Agreement to the Option shall be deemed to refer to the NCTI Option as amended by this letter.



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Kindly  acknowledge your acceptance and agreement to the terms of this letter by signing the enclosed copy of this letter and returning it to NCTI as soon as possible.

Yours faithfully

NOISE CANCELLATION TECHNOLOGIES, INC

By:     /s/ MICHAEL J. PARRELLA
        Michael J Parrella, President

Verity Group PLC hereby accepts and agrees to the terms of this letter:

VERITY GROUP PLC

By:     /s/ FARAD AZIMA
        Farad Azima, Director
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